CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated as of the report dates stated below, relating to the financial statements and financial highlights which appear in the Annual Reports to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Report Date	Annual Shareholder Report Date	Fund Name
5/21/2010	3/31/2010	Columbia Intermediate Bond Fund
5/21/2010	3/31/2010	Columbia Short Term Bond Fund
5/21/2010	3/31/2010	Columbia High Income Fund
5/21/2010	3/31/2010	Columbia Total Return Bond Fund
5/21/2010	3/31/2010	Columbia Bond Fund
5/21/2010	3/31/2010	Columbia Short-Intermediate Bond Fund
6/21/2010	4/30/2010	Columbia Core Bond Fund
10/25/2010	8/31/2010	Columbia Conservative High Yield Fund
10/25/2010	8/31/2010	Columbia Federal Securities Fund

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts December 27, 2010